Exhibit 10.19

[********] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDED AND RESTATED SUPPLY AGREEMENT

entered into effective as of the date of the last party to sign below (hereinafter referred to as the “Effective Date”)

by and among

TARGACEPT, INC., a Delaware corporation having a place of business at 200 East First Street, Suite 300 Winston-Salem, NC 27101-4165 (USA) (hereinafter referred to as “Targacept”)

and

POLI INDUSTRIA CHIMICA, S.P.A., a corporation organized under the laws of Italy having a place of business at Via Volturno n° 41/49 - 58/64, 20089 Quinto de’ Stampi, Rozzano, Milano (ITALY) (hereinafter referred to as “Poli”)

and

INTERCHEM CORPORATION, a New Jersey corporation having a place of business at 120 Route 17 North, Suite 115 - Paramus NJ 07652 (USA) (hereinafter referred to as “Interchem”)

(Targacept, Poli and Interchem collectively referred to as the “Parties” and each individually as a “Party”).

WHEREAS,

•

Poli has developed know-how to separate, manufacture and analyze substantially pure enantiomers of mecamylamine (the S(+) enantiomer of mecamylamine hereinafter referred to, together with its salts and any hydrates, solvates or crystal forms, as the “API”);

•

Targacept is interested in (i) contracting with Poli to have Poli conduct all steps and activities necessary to produce the API for use in the production of one or more final dosage forms containing or comprising the API (each such final dosage form hereinafter referred to as “Product”), such steps and activities to include, without limitation, manufacturing, processing, packaging, labeling, holding, storing, quality control testing, stability testing, releasing and shipping of the API and the documenting thereof (hereinafter referred to collectively as “Manufacturing” or, as the context requires, “Manufacture”), and to determine and perform all process development, analytical, validation, regulatory and other activities related to the Manufacture of the API that are necessary or advisable to be completed and documented in order to obtain approval from all applicable Health Authorities (as defined in Section 1.3) to market and sell Product worldwide (all of the foregoing, together with the production and supply of the API ordered by Targacept hereunder, hereinafter referred to collectively as the “Poli Activities”), and (ii) purchasing the API from Poli for the manufacturing and marketing of Product;

•	Interchem shall act as Poli’s agent for the Poli Activities; and

•	subject to the terms and conditions set forth herein, the Parties are interested in establishing a long-term relationship concerning the supply of the API for Product to be sold worldwide.

NOW, THEREFORE, the Parties have discussed and agreed upon this Amended and Restated Supply Agreement (hereinafter referred to as this “Agreement”) on the terms and conditions as set out below.

1.	POLI ACTIVITIES: PROJECT MANAGEMENT; STEERING COMMITTEE

1.1	Poli hereby agrees to perform the Poli Activities for the compensation and otherwise in accordance with the terms and conditions set forth herein.

1.2	Each of Poli, Interchem and Targacept shall appoint a representative having primary responsibility for interactions with the others (each a “Project Manager”). Targacept’s ******** shall be ********, Poli’s ******** shall be ******** and Interchem’s ******** shall be ********. Each of Poli, Interchem and Targacept may replace its Project Manager with another Project Manager with at least comparable expertise and authority upon written notice to the other Parties. The Project Managers shall meet (in person or by phone) at least quarterly. Poli’s Project Manager shall keep Targacept’s Project Manager regularly informed as to the status of the Poli Activities.

1.3	A Steering Committee, consisting of at least one (1) senior management representative from Poli, one (1) senior management representative from Interchem and two (2) senior management representatives from Targacept, shall meet periodically during the Term (as defined in Section 9.1(a), but at least annually. The ******** of the ******** shall be ********, ********, ******** and ********, each of whom shall be subject to replacement by the applicable Party from time to time during the Term by written notice to the other Parties. The Steering Committee shall: (i) oversee the achievement of the objectives of this Agreement; (ii) review the Poli Activities performed and planned to be performed (including, without limitation, API supplied and to be supplied under this Agreement and Poli’s production capacity); (iii) review requests by any Health Authority, or any Party, to make changes in or additions to the Poli Activities; (iv) review any adverse regulatory matters that may affect this Agreement, the Poli Activities or API; and (v) review and work diligently to resolve all matters not satisfactorily addressed by the Project Managers (it being understood with respect to this clause (v) that, if and to the extent reasonable and appropriate under the circumstances, Targacept will use commercially reasonable efforts to cause any third party engaged by Targacept to manufacture Product to participate in the discussion of any such matter that specifically involves such third party). Poli shall implement such changes as may be agreed upon by a majority of the members of the Steering Committee.

As used in this Agreement, “Health Authority” means any of the U.S. Food and Drug Administration or any successor agency having substantially the same functions (hereinafter referred to as the “FDA”), an analogous governmental or regulatory authority outside of the United States (including, without limitation, the European Medicines Agency or any successor agency having substantially the same functions (hereinafter referred to as the “EMEA”)), or other national, international, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the distribution, importation, exportation, manufacture, use, administration, marketing or sale of pharmaceutical or medicinal products or health, safety or environmental matters.

1.4	Poli and Interchem shall inform Targacept promptly of any events that could reasonably be expected to affect the ability of Poli to timely and fully perform any Poli Activities or otherwise affect any established schedule or budget, including any unexpected adverse final or interim results or data from validation, stability or other studies.

1.5	Without limiting the generality of any other provision hereof, Poli shall: (i) determine those process development, analytical, validation, regulatory (e.g., submissions of DMFs or updates thereto) and other activities related to the Manufacture of the API that are necessary or advisable to be completed and documented in order to obtain approval from all applicable Health Authorities to market and sell Product worldwide; (ii) consult with Targacept with respect to the identification and performance of such activities in furtherance of their full completion and documentation prior to ********; and (iii) complete and document all such activities in full prior to ********.

2.	REQUIREMENTS AND EXCLUSIVITY; MANUFACTURE OF API

2.1	The Parties expressly agree that as long as this Agreement is in force:

(i) subject to Section 3.2(e), Targacept shall purchase the API that Targacept requires exclusively from Poli through Interchem (hereinafter referred to as the “Targacept Exclusivity Obligation”); provided that, for clarity, the Targacept Exclusivity Obligation shall terminate and be of no force or effect (A) as provided in Sections 3.2(c), 5.3(b), 8.2 and 9.1(d), (B) as of the end of the Term and (C) if Poli or Interchem files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver or trustee, or makes as assignment for the benefit of creditors, or becomes subject to an involuntary proceeding under any bankruptcy or insolvency law that remains undismissed or unstayed for at least ******** days;

(ii) Poli shall produce (A) in accordance with the terms of this Agreement a sufficient quantity of the API to fulfill, and shall fulfill, all Targacept orders for API placed hereunder (subject to Section 3.2(d) and subject to the last paragraph of this Section 2.1) and (B) API for use in research, development, commercialization or other exploitation as a pharmaceutical exclusively for Targacept and, for clarity, not for any party other than Targacept; and

(iii) all API supplied by Poli to Targacept or its designee hereunder shall be provided from the Inventory (as defined in Section 3.3(a)), beginning when the Inventory first becomes required hereunder, and in any case on a “first-in, first-out” basis with the objective of maximizing the shelf life of all such API supplied to Targacept or its designee.

Notwithstanding clause (ii) above, with respect solely to (1) the Semester that begins July 1, 2010 and (2) the first Semester that begins after the Product Launch Date, if the Order provided by Targacept with respect specifically to such Semester, if any, is more than 150% of the Forecast most recently provided by Targacept with respect specifically to such Semester, if any, then Poli’s obligation with respect to such Order shall be to (x) fulfill such Order to the extent of 150% of such Forecast within the timeframe called for by this Agreement, (y) use its best efforts to fulfill the remaining portion of such Order in excess 150% of such Forecast within the timeframe called for by this Agreement and (z) to the extent that, notwithstanding its best efforts, Poli is unable to fulfill the remaining portion of such Order in excess 150% of such Forecast within the timeframe called for by this Agreement, to fulfill such remaining portion as soon as possible. As used in this paragraph, the terms Order, Forecast and Semester are as defined in Section 3.1(a) and the term Product Launch Date is as defined in Section 9.1(a).

2.2	Poli shall: (i) conduct all of the Poli Activities at its facility located at its address set forth on the first page of this Agreement (hereinafter referred to as the “Facility”), unless Targacept shall have provided prior written consent otherwise; and (ii) maintain the Facility in a state of repair and operating condition and efficiency consistent with the requirements of cGMP (as defined in Section 5.1(a)(ii)) and all other Applicable Regulation (as defined in Section 4.2)

In addition, Poli shall not ******** prior to having (A) provided to Targacept at least ******** months (or ******** as Poli and Targacept expressly agree in writing) prior written notice (hereinafter referred to as a ******** subject to the proviso below, and (B) obtained all ******** if any, for such ******** from all applicable ******** provided that, if such ********: (1) is a ********, Poli shall (x) not be required to provide a ******** prior to making the applicable ******** if such ******** is made in accordance with ******** and, to the extent consistent with ********, a ******** and ******** in effect at the time of such ******** and (y) provide the ******** upon the ******** and (2) is or may be a ******** or a ********with respect to ********, Poli shall not make such ******** (x) ******** such ******** is necessary to comply with ******** or such ******** is ******** to comply with ******** but ******** and (y) if such ******** is ******** by clause (x) above, until Poli ******** (or, if applicable, any ******** or ******** of ********) that it has made or amended all ********, obtained all ******** or ******** from all ******** and ******** all aspects of the ******** and all aspects of the ******** or ******** of ********, in each case that it undertakes to make, amend, obtain or validate as a result of such change.

As used in this Agreement, the terms ******** have the meanings given to them in ********.

2.3	Poli shall not use in the conduct of the Poli Activities any equipment that has been used in connection with the manufacturing, processing, formulating, packaging, labeling, holding, storing and testing or release of any product made from animal-derived materials, genetically-modified organism, cytotoxic material, penicillin or penicillin-related compound, herbicide or pesticide.

2.4	Poli accepts responsibility for its safe performance of the Poli Activities and specifically acknowledges that the Poli Activities may be dangerous if performed improperly. Poli shall immediately notify Targacept of any unusual health or environmental occurrence relating to the API or the Manufacture thereof.

3.	FORECASTS, ORDERS, INVENTORY

3.1	(a) At least ******** days prior to each calendar semester (i.e., January-June and July-December) (hereinafter referred to as a “Semester”), beginning with the Semester that begins July 1, 2010, Targacept shall provide Poli through Interchem with (i) an order for Targacept’s actual requirements of the API for such Semester, which shall be binding (hereinafter referred to as an “Order”), and (ii) forecasts of Targacept’s best estimate of its requirements for API for the following ******** Semesters ******** (the forecast for each such Semester hereinafter referred to as a “Forecast”), which shall be non-binding and shall be used for general planning purposes only. If, notwithstanding the foregoing, Targacept does not provide a Forecast for any one or more of the ******** or the ******** or the ******** or the ******** succeeding six-month period, , then Targacept shall be deemed to have provided a Forecast that it will not have any requirements for API for such period(s), but only if Poli or Interchem shall have notified Targacept in writing that such Forecast has not been received and Targacept shall not have provided a Forecast for such period(s) to Poli within ******** business days of its receipt of such notice. For clarity, neither Poli nor Interchem shall be required to provide such written notice.

(b) Interchem shall confirm receipt of each Order by written notice to Targacept within five (5) business days after receipt thereof. Poli shall be obligated to supply and deliver the quantity of the API specified in such Order in accordance with the delivery schedule set forth in such Order, except that, if any required date of delivery specified in any Order is less than ******** days from the date of such Order, Poli’s obligation with respect to such required date of delivery shall instead be to use its best efforts in good faith to supply and deliver on such specified delivery date the quantity of the API specified for delivery on such date in such Order. Any particular Order may be amended or cancelled only with the written consent of Targacept and Poli.

3.2	(a) In the event that Poli, at any time during the Term, shall have reason to believe that it will be unable timely to supply Targacept with the full quantity of the API subject to any Order (or any Forecast as if it were an Order), Poli shall promptly notify Targacept in writing; provided that, for clarity but without limiting the generality of the foregoing, Section 3.2(d) (and, if applicable, Section 3.2(e)) shall apply where such quantity exceeds Poli’s manufacturing capacity. For clarity, compliance by Poli with this Section 3.2(a) shall not relieve Poli of any other obligation or liability under this Agreement.

(b) Except where the required date of delivery specified in any Order is less than ******** days from the date of such Order and except as provided in Section 8.1, if Poli shall fail to supply the full quantity of the API that is specified in an Order for delivery on a specified date within ******** days after such specified delivery date, then, at Targacept’s sole discretion, Poli shall either (i) be relieved of any obligation to deliver the undelivered quantity of the API called for by such Order or (ii) deliver the undelivered quantity of the API called for by such Order within ******** days from the date Targacept notifies Poli of such election. If Targacept elects to have Poli supply the remaining quantity of the API called for by such Order, then Poli agrees that Targacept shall be entitled to a price reduction for the next amounts payable by Targacept hereunder in an amount equal to ********% of the full invoice amount (excluding any applicable value added tax (VAT) and other taxes, duties, charges and levies) that would have been payable with respect to such delayed supply of the API had such API been delivered on a timely basis for each week of delay (measured from the earliest date of delivery specified in such Order (but in no case less than ******** days from the date of such Order) with respect to the delayed supply of the API to the actual date of delivery of all of the delayed supply).

(c) In addition to, and not in limitation of, Section 3.2(b), if Poli shall fail to supply at least (x) ********% of the quantity of the API specified in an Order(s) for delivery on a specified delivery date that is at least ******** days from the date of such Order within ******** days after such specified delivery date for ******** consecutive specified delivery dates or (y) ********% of the quantity of the API specified in an Order(s) for delivery on a specified delivery date that is at least ******** days from the date of such Order for ******** consecutive specified delivery dates, for any reason (including, without limitation, an event of force majeure), then, upon written notice from Targacept to Poli, (i) the Targacept Exclusivity Obligation shall terminate and be of no force or effect and (ii) Targacept shall have the right to designate the foregoing as a ********.

(d) If Poli is not capable of Manufacturing sufficient quantities of API to fulfill any Order (or any Forecast as if it were an Order) because of limits of Poli’s manufacturing capacity, then Poli shall provide written notice to such effect to Targacept within ******** business days of the date of the Order (or Forecast) and shall include in such notice a representation as to the maximum quantity of API that it is capable of supplying to Targacept thereafter. For purposes of this Agreement, the “Poli Maximum” shall be equal to (i) such maximum quantity that Poli has represented that it is capable of supplying or, if less, the maximum quantity of API that Targacept, acting in good faith and after making reasonable inquiry of and consulting with Poli, believes that Poli is capable of supplying to Targacept at any particular time or (ii) solely if applicable, such other maximum quantity of API that Targacept, Poli and Interchem may expressly agree to in a writing that references this Section 3.2(d).

(e) Notwithstanding the Targacept Exclusivity Obligation, upon written notice from Targacept to Poli and Interchem, Targacept shall be expressly permitted to purchase from any third party any quantity of API above the Poli Maximum (as such Poli Maximum exists at the time of such notice) and the giving of such notice by Targacept shall constitute a ********; provided that: (i) Targacept agrees that the ******** (ii) nothing in clause (i) is intended to affect or limit any of Targacept’s rights under this Agreement or to give rise to any commitment or obligation of Targacept, financial or otherwise, not expressly set forth in this Section 3.2(e); (iii) without limiting the generality of clause (ii), Poli acknowledges that ******** (iv) Targacept’s rights under this Section 3.2(e) shall continue unaffected whether or not, after the exercise of such rights, ******** and (v) for clarity, it is intended by this Section 3.2(e) that Poli shall continue as Targacept’s supplier for its requirements of API during the Term for quantities up to the Poli Maximum.

3.3	(a) Beginning with submission by Targacept of the first Drug Approval Application, Poli shall: (i) keep a level of inventory of the API (hereinafter referred to as the “Inventory”) in an amount at all times at least equal to (A) ******** times the average of the ******** specified in Targacept’s most recent ******** for the ******** Semesters and ******** most recent ******** or (B) such ******** amount as Targacept may require by notice to Poli in writing (provided that Poli shall, upon request from Targacept, consider in good faith and not unreasonably reject any request by Targacept for Poli to maintain a larger Inventory); provided that Poli shall not be deemed in breach of this clause (i) where its failure to meet its obligation in this clause (i) results solely from the failure of API Manufactured by Poli to conform to the warranties set forth in Section 5.1(a) and only for so long as Poli is diligently working to provide replacement API pursuant to Section 5.3(a); (ii) maintain the Inventory in accordance with cGMP and in a location that is both separate from the Facility and approved by Targacept, such approval not to be unreasonably withheld; and (iii) provide a current written report to Targacept and Interchem specifying the amount of the Inventory and the respective manufacturing dates and expiration dates for the Batches comprising the Inventory with the delivery of the API for each Order.

As used in this Agreement, “Drug Approval Application” means an application to the applicable Health Authority(ies) in any country or region in the world to market and sell a Product in such country or region (including, without limitation, a new drug application or supplemental new drug application in the United States or the counterpart to a new drug application or supplemental new drug application for any country or region outside of the United States).

(b) In any case, the Inventory is dedicated for Targacept. Therefore, if any over-stock occurs, Targacept shall place an Order within the Term for the remaining Inventory regardless of the period that remains until expiration of such Inventory, such obligation of Targacept not to exceed amount required to be maintained pursuant to Section 3.3(a). For clarity, Targacept shall not be entitled under this Agreement to reject any API purchased from Inventory solely on the basis that such API does not comply with the expiration dating required by Section 5.1(a)(ii) if such API complied with such expiration dating at the time it first became Inventory.

(c) Poli shall have title to and responsibility for, and bear risk of loss, contamination and damage to, all Inventory until subject to an Order and received by Targacept or its designee; provided that, notwithstanding the foregoing, Poli shall have no responsibility for the expiration of any API that complied with all representations and warranties set forth in this Agreement at the time it first became Inventory.

3.4	Should Targacept have special requirements or scheduling needs, the Parties shall cooperate to the maximum extent and use their best efforts in order to accomplish such requirements or scheduling.

4.	SHIPMENT, PRICING AND PAYMENT

4.1	It shall be Targacept’s responsibility to comply with all legal requirements in order to import the API, except that, if API is to be imported into the United States, it shall be Interchem’s responsibility to comply with all legal requirements in order to import the API. Interchem undertakes to obtain and keep valid at its cost all approvals, permissions and licenses required in order to enable the import the API into the United States.

4.2	It shall be Poli’s responsibility to comply with all laws and all rules, regulations, directives and guidance documents of the FDA and other competent Health Authorities (i) applicable to the Manufacture of the API and export of the API from Italy for use in clinical trials or for commercial sale in the United States and any other country or (ii) that create or relate to applicable environmental or safety standards or labor practices (hereinafter referred to collectively as “Applicable Regulation”). Poli undertakes to obtain and keep valid at its cost all approvals, permissions, permits and licenses required in order to conduct the Poli Activities.

For clarity, Applicable Regulation includes, without limitation, the U.S. Federal Food Drug and Cosmetic Act, as amended (hereinafter referred to as the “FFDCA”), Title 21, Parts 210 and 211 of the U.S. Code of Federal Regulations (hereinafter referred to as “CFR”), FDA Guidance for Industry Q7A (Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients), European Commission Directive 2003/94/EC, Volume 4 of The Rules Governing Medicinal Products in the European Union (EU), EC Guide to Good Manufacturing Practice for Pharmaceutical Products, EU Guidelines to Good Manufacturing Practice (GMP) and REACH regulations of December 18, 2006 (Regulation (EC) No. 1907/2006), in each case as may be amended from time to time. In the case of any conflict between the requirements of Applicable Regulation in a particular context, the Applicable Regulation with the most stringent requirement shall be operative.

4.3	Shipment, price and payment terms and conditions are stated in Annex B attached hereto and incorporated by reference herein. Changes, if any, shall be agreed upon in writing and executed by the Parties.

Without limiting the generality of any other provision hereof, Poli shall ship all API to Targacept or its designee in accordance with all Applicable Regulation (including, without limitation, 21 U.S. CFR 312.110) and, in addition and without limitation, industry standards for shipment of active pharmaceutical ingredients manufactured under cGMP (including, without limitation, under conditions that protect the API from contamination or temperature or humidity detrimental to the API).

5.	WARRANTIES, QUALITY SPECIFICATIONS AND ACCEPTANCE/REJECTION

5.1	(a) Poli expressly represents, warrants and covenants that:

(i) at the time of delivery of each shipment of the API to Targacept or its designee, Poli shall have good title to, and the lawful right to sell, such API to Targacept;

(ii) the API supplied by Poli to Targacept or its designee: (A) shall be free and clear of all liens, encumbrances or other claims of any kind of any third party; (B) shall conform to and be in accordance with the technical specifications designated for the characteristics, quality, purity and testing procedures for the API (including, without limitation, for the raw materials used in the Manufacture of the API) set forth in Annex A attached hereto and incorporated by reference herein, as may be amended or supplemented from time to time in accordance with Section 5.1(b)(ii) (hereinafter referred to as the “Specifications”); (C) shall have been Manufactured in accordance with the CMC Data and current good manufacturing practices applicable to the manufacture of active pharmaceutical ingredients pursuant to Applicable Regulation (hereinafter referred to as “cGMP”) and otherwise with all Applicable Regulation, all applicable Registrations and this Agreement; (D) shall not be adulterated or misbranded within the meaning of Applicable Regulation (including, without limitation, the FFDCA) and the European Commission Directive 2003/94/EC); (E) may lawfully be introduced into interstate commerce pursuant to the FFDCA; and (F) from and after August 1, 2012, have expiration dating of not less than five (5) years after the date of manufacture thereof; and

(iii) the Manufacturing Process (as defined in Section 5.1(c)) does not infringe or misappropriate, and will not infringe or misappropriate, the intellectual property or other proprietary rights of any third party.

(b) Poli expressly agrees that:

(i) Poli shall not make ******** to the ******** prior to having (A) provided to Targacept at least ******** months (or ******** as Poli and Targacept ******** (hereinafter referred to as a ********), subject to the proviso below, and (B) obtained all ******** if any, for ******** from all applicable ******** provided that, if such ********: (1) is a ********, Poli shall (x) ******** to provide a ******** if such ******** is made in accordance with ******** and, to the extent consistent with ********, a ******** and (y) provide the ******** upon the ******** and (2) is or may be a ******** with respect to ********, Poli ******** (x) unless either such ******** to comply with ******** or such ******** is ******** to comply with ******** but ******** months after it receives the ******** and (y) if such ******** by clause (x) above, until Poli receives ******** (or, if applicable, any ******** that it has ******** all ******** obtained all ******** from all ******** all ******** of the ******** and all aspects of the ******** or ******** of ******** in each case that it undertakes to ******** as a result of such ********.

(ii) Poli shall (1) not make any ******** to the ******** or to the ******** without the ******** not to be unreasonably withheld, and (2) make any changes to the ******** required by Targacept for the purpose of complying with ******** from time to time in effect in ********. In the event of ******** to the ******** shall ******** in order to evaluate whether an ******** to any of the ******** if any, is required and Poli shall make each such ********.

(iii) Poli shall ******** to Interchem and to Targacept or its designee a ******** and shall not ******** that ******** set forth in Section 5.1(a). With respect to any ******** the issuance of a ******** by Poli shall be deemed a ******** that such ******** conforms to the warranties set forth in Section 5.1(a).

(c) As used in this Agreement:

(i) “Registrations” means, with respect to any country, any and all technical, medical and scientific licenses, registrations, authorizations and approvals of a Product (including, without limitation, manufacturing approvals and authorizations, marketing authorizations, and pricing, third party reimbursement and labeling approvals related thereto) that are required by any Health Authority for the manufacture, distribution, use, importation, marketing or sale of such Product in such country, as may be amended or supplemented from time to time. For clarity but without limitation, the grant or approval of a Drug Approval Application is a Registration.

(ii) “Manufacturing Process” means, subject to Section 5.1(b)(i), (A) from the Effective Date until the First Approval Date, the processes (or steps thereof) and procedures for the Manufacture of the API, as set forth in or referenced by (including, without limitation, by reference to a DMF) the Existing IND (or, if applicable, an investigational new drug application or analogous foreign filing filed by Targacept or a licensee, collaborator or contractor of Targacept after the Effective Date), and (B) from and after the First Approval Date, the processes (or steps thereof) and procedures for the Manufacture of the API set forth in or referenced by (including, without limitation, by reference to a DMF) the Drug Approval Application granted or approved as of such First Approval Date.

(iii) “First Approval Date” means the date of grant or approval of the first Drug Approval Application in either the United States or any country or region in Europe.

(iv) “Existing IND” means U.S. investigational new drug application No. ********, as may be amended or supplemented from time to time.

(v) “Batch” means a specific quantity of the API that is intended to be of uniform character and quality and is produced during the same cycle of manufacture.

(vi) “CMC Data means, subject to Section 5.1(b)(ii), (A) from the Effective Date until the First Approval Date, the chemistry, manufacturing and controls data for the API set forth in or referenced by (including, without limitation, by reference to a DMF) the Existing IND (or, if applicable, the latest investigational new drug application or Drug Approval Application filed after the Effective Date, as may be amended or supplemented from time to time) and (B) from and after the First Approval Date, the chemistry, manufacturing and controls data for the API set forth in or referenced by (including, without limitation, by reference to a DMF) the Drug Approval Application granted or approved as of such First Approval Date.

(vii) “Certificate of Analysis” means a document signed by an authorized representative of the Poli business unit that conducted the testing described hereinafter and an authorized representative of Poli’s quality unit that describes the Specifications for, shelf life of, testing methods applied to and results of such testing of a particular Batch and meets Targacept’s purchasing specifications.

5.2	(a) Targacept expressly agrees that:

(i) within ******** days of delivery, it shall or shall cause its designee to (i) analyze the API and (ii) in the event that Targacept or its designee determines that such API does not conform to its Specifications (or does not comply with any other warranty set forth in Section 5.1(a)), notify in writing Poli and Interchem of its rejection (hereinafter referred to as a “Non-Compliance”) and the basis therefor;

(ii) if Targacept does not notify Poli and Interchem within the ******** period specified above, the API shall be considered finally accepted by Targacept; provided that Targacept’s acceptance or rejection of, or failure to reject, any Batch shall not prejudice any rights or remedies that may be available to Targacept hereunder, at law or in equity arising due to a breach by Poli of its warranties set forth in Section 5.1(a) or any other provision of this Agreement with respect to such Batch or otherwise; and

(iii) Targacept will not incorporate any Batch that has not been analyzed by Targacept or its designee as provided in Section 5.2(a)(i) in the manufacture of Product.

(b) In the event that the basis for a Non-Compliance is a failure to conform with Specifications, Poli shall promptly undertake appropriate testing of a sample retained from the rejected Batch and notify Targacept whether it has confirmed the Non-Compliance. Should Poli conduct such testing and Poli and Targacept be unable thereafter to agree that a Non-Compliance has occurred within ******** days of the notice from Targacept pursuant to Section 5.2(a)(i), the matter will be referred to an independent external laboratory mutually acceptable to Targacept and Poli for testing. The conclusions of such laboratory as to whether or not a Non-Compliance shall have occurred, shall be final and binding and the cost of such laboratory (including, if applicable, reasonable, customary and documented out-of-pocket analytical transfer costs), shall be charged to the Party against which the laboratory concludes (Targacept or Poli). Poli and Targacept shall provide such laboratory with samples/counter-samples of the API, certificates of analysis, stability studies/data and any further documentation as may be in its possession or control and relevant to the laboratory’s assessment, and the laboratory shall be directed to render its conclusions as soon as possible and in any event within ******** days after its receipt of the foregoing.

5.3	(a) If any API delivered to Targacept or its designee pursuant to this Agreement does not conform to the warranties set forth in Section 5.1(a) (for any reason, including, without limitation, an event of force majeure), then Poli shall reimburse within ******** business days or, if not actually paid by Targacept, credit Targacept with all costs that Targacept incurs with respect to such non-conforming API (including, without limitation, all amounts paid to Poli with respect to such API pursuant to Section 4.3, if any, any and all transportation and holding charges incurred by Targacept in connection with such API and the cost of destruction of such API). In addition, at Targacept’s sole discretion, Poli shall either (i) be relieved of any obligation to deliver API in replacement of such non-conforming API or (ii) replace the non-conforming API with replacement API that conforms to the warranties set forth in Section 5.1(a) and deliver such replacement API by an agreed upon date not to exceed ******** days after the date for delivery specified in the applicable Order. If and to the extent a reprocess procedure is included in the U.S. DMF (as defined in Section 11.1(a)) or otherwise in a Registration, Poli may reprocess the non-conforming API to bring it into compliance. If Targacept elects to have Poli replace the rejected API, Poli agrees that Targacept shall be entitled to a price reduction for the next amounts payable by Targacept hereunder in an amount equal to ********% of the full invoice amount (excluding any applicable value added tax (VAT) and other taxes, duties, charges and levies) that would have been payable with respect to such non-conforming API had such API been conforming for each week of delay in delivering conforming API (measured from the earliest date of delivery specified in the applicable Order with respect to the non-conforming API to the actual date of delivery of all replacement conforming API).

(b) In addition to, and not in limitation of, Section 5.3(a), if the quantity of the API supplied by Poli on a specified delivery date that conforms to the warranties in Section 5.1(a) is ******** then, upon written notice from Targacept to Poli and Interchem, (i) ********.

It is understood and agreed that, in the event of ******** or ******** of API (rather than ********) Sections 3.2(b) and 3.2(c) and not Sections 5.3(a) and 5.3(b) shall apply.

5.4	Each Party represents and warrants that (i) it is in existence and in good standing under the laws of its state (or country) of incorporation on the Effective Date, (ii) it has full corporate power to enter into and perform all of its obligations under this Agreement and (iii) its execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action. In addition, Poli represents and warrants that (A) there is no claim, suit, proceeding, or investigation pending or, to its knowledge, threatened against Poli or any affiliate thereof that might prevent or interfere with its performance of this Agreement and (B) as of the Effective Date, it has submitted the U.S. DMF (as defined in Section 11.1(a)) to the FDA and such U.S. DMF is correct and complete.

6.	INDEMNITIES, INSURANCE AND WAIVER

6.1.	Each of the Parties (each hereinafter referred to as an “Indemnifying Party”) shall indemnify, defend and hold the other Parties, their respective affiliates and all of their respective directors, officers, employees, agents and representatives (hereinafter referred to collectively as “Targacept Indemnitees,” “Poli Indemnitees” or “Interchem Indemnitees,” as the case may be, and all together, as the “Indemnitees”) harmless from and against any and all claims, suits, actions, demands, investigations and proceedings brought or instituted against any one or more Indemnitees by any third party (each such claim, suit, action, demand, investigation or proceeding hereinafter referred to as a “Claim”), and any and all damages, out-of-pocket losses, liabilities, costs and expenses, including reasonable attorneys’ fees (collectively, “Losses”), arising out or resulting from (i) the breach by such Indemnifying Party of any of its obligations, representations or warranties under this Agreement, (ii) the willful misconduct, errors or omissions of such Indemnifying Party in the performance of this Agreement, or (iii) where Poli is the Indemnifying Party, any defect in the API Manufactured hereunder or its infringement of any process or technical data of a patent or other proprietary rights of any third party, except in each case (clauses (i), (ii) and (iii)) to the extent such Losses are caused by the gross negligence or willful misconduct of, or breach of this Agreement by, Targacept (where Poli or Interchem is the Indemnifying Party) or either Poli or Interchem (where Targacept is the Indemnifying Party).

6.2	Any Indemnitee seeking to enforce Section 6.1, shall:

(i) promptly (but in any event within ******** days) following receipt of written notice of the applicable Claim, notify the Indemnifying Party in writing of such Claim, specifying in a degree of detail reasonable under the circumstances the nature of such Claim and the amount of liability estimated to arise therefrom; provided that: (A) the failure to provide timely notice shall not affect the rights of the Indemnitee if (1) such notice is provided and (2) the failure for such notice to be timely does not materially prejudice the ability of the Indemnifying Party to defend or settle such Claim; and (B) it is understood and agreed that notice provided by Targacept shall be deemed provided by all Targacept Indemnitees, notice provided by Poli shall be deemed provided by all Poli Indemnitees and notice provided by Interchem shall be deemed provided by all Interchem Indemnitees;

(ii) provide to the Indemnifying Party as promptly as practicable all information and documentation reasonably requested by the Indemnifying Party to verify the claim asserted hereunder and shall otherwise cooperate fully with the Indemnifying Party in all respects in the investigation and defense of such Claim; and

(iii) permit the Indemnifying Party to assume the defense of the Claim (and the prosecution of all Claims available against third parties and the right to compromise or settle, subject to Section 6.3), including the employment of counsel or accountants of the Indemnifying Party’s choice and at its cost and expense; provided that the Indemnitee shall (A) use commercially reasonable efforts (but specifically excluding settlement) to protect against further liability with respect to the Claim and (B) have the right to employ counsel separate from counsel employed by the Indemnifying Party and to participate therein, but the fees and expenses of such counsel shall be at the Indemnitee’s own expense.

6.3	Targacept shall not settle or compromise any Claim in a manner that imposes any restrictions or obligations on, or admits fault of, Poli or Interchem without the prior written consent of Poli or Interchem, as the case may be, and neither Poli nor Interchem shall settle or compromise any Claim in a manner that (i) imposes any restrictions or obligations on, or admits fault of, Targacept or (ii) impairs or would reasonably be expected to impair Targacept’s ability or right to manufacture, market or sell API or any Product or Poli’s ability, right or obligation to perform its obligations hereunder, in each case without Targacept’s prior written consent. No Indemnifying Party shall have any obligations hereunder with respect to any Claim compromised or settled without its prior written consent.

6.4	NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY (BUT WITHOUT AFFECTING THE PARTIES’ RIGHTS AND OBLIGATIONS UNDER SECTION 6.1), IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES BASED ON LOST REVENUES OR LOST PROFITS, ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND WHETHER UNDER ANY CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6.5	Each of the Parties will obtain and keep in full force during the Term and for ******** years thereafter insurance policies from reputable insurance companies recognized in both the United States and Europe. Such insurance shall provide such Party with insurance cover for its performance of this Agreement (including, without limitation, its indemnification and related obligations and, in the case of Poli, risk of loss, contamination and damage to the Inventory) of the types and not less than the levels of insurance coverage customarily maintained by companies in the pharmaceutical industry engaged in comparable activities. Each Party will provide the other Party with evidence of such insurance upon request. Poli shall also provide Targacept with copies of all insurance policies, endorsements, cover notes and other relevant documentation and information in respect of insurance maintained by Poli in accordance with this Section 6.5 upon request. Poli’s policies of insurance shall (i) be primary to any liability insurance carried by Targacept, which insurance shall be excess and non-contributory for such claims and (ii) be specifically endorsed to list Targacept as an additional insured. Poli shall also maintain workers’ compensation insurance as required by all applicable laws, rules and regulations. At such times as Targacept may reasonably request in writing, Poli shall provide Targacept with certificates of insurance evidencing the insurance coverage required under this Section 6.5, which certificates shall specifically provide for at least thirty (30) days prior notice of cancellation or termination thereof. In no event shall the amounts for which a Party would otherwise be liable be limited to the amounts recoverable through insurance maintained by such Party.

7.	CONFIDENTIALITY AND PUBLICITY

7.1	“Confidential Information” means all confidential or proprietary information that is or has been (i) disclosed by Poli or Interchem to Targacept or by Targacept to Poli or Interchem related to the API, Product or the Manufacture, development, marketing or sale of API or Product, including but not limited to any data, specifications, formula, methods, technologies, strategies, forecasts, plans, suppliers and business of the disclosing Party, and (ii) marked or otherwise identified in writing or other tangible form at the time of disclosure as “Confidential” or, if disclosed orally, reduced to a writing or other tangible form that is marked “Confidential” and delivered to the Recipient within ******** days after such first disclosure. Each disclosing Party (i) shall retain all of its right, title and interest in and to its Confidential Information and all patents, patent applications, copyrights and other intellectual property rights arising, created or obtained in connection therewith and (ii) represents that it has the right to disclose all Confidential Information that it discloses hereunder without any obligation to any third party.

7.2	Except as provided in Section 7.3, the Party receiving the Confidential Information from a disclosing Party (hereinafter referred to as “Recipient”) shall use commercially reasonable efforts to maintain in confidence such Confidential Information and shall not disclose it to any third party without prior written approval by the disclosing Party.

7.3	Recipient’s obligations of confidentiality and non-use under Section 7.2 shall not apply to:

(i) information which at the time of disclosure is publicly available or after disclosure becomes publicly available, except as a result of any act or omission by Recipient;

(ii) information which Recipient can establish by competent proof that was lawfully in its possession at the time of disclosure by the disclosing Party (or thereafter is lawfully received) and was not acquired, directly or indirectly, under a confidentiality obligation; or

(iii) the disclosure of information to the extent required to be disclosed pursuant to subpoena or order by any competent court, or requested by any governmental or regulatory agency or authority (including, without limitation, any Health Authority), asserting jurisdiction over Recipient; provided that Recipient shall give the disclosing Party prompt written notice and, to the extent practicable under the circumstances, a reasonable opportunity to object to or pursue confidential treatment for such disclosure.

In addition, and notwithstanding anything herein to the contrary: (A) Targacept shall be expressly permitted to disclose the terms of this Agreement in, and to file this Agreement as an exhibit to, any filing with the U.S. Securities and Exchange Commission that Targacept determines in its sole discretion requires such disclosure or exhibit; (B) each Recipient may disclose a disclosing Party’s Confidential Information solely: (1) on a need-to-know basis to such Recipient’s legal and financial advisors; (2) as reasonably necessary in connection with an actual or potential (x) license (or sublicense) of intellectual property rights of such Recipient or permitted assignment of this Agreement, (y) debt or equity financing of such Recipient or (z) Change of Control involving such Recipient; provided that, with respect to any such disclosure pursuant to this clause (2), the third-party recipient of such Confidential Information of the disclosing Party is subject to a written agreement that requires such third-party recipient to maintain the confidentiality of such Confidential Information with terms at least substantially as restrictive as Sections 7.2 and 7.3; or (3) as reasonably necessary to file, prosecute or maintain Patent Rights or to file, pursue or defend litigation related to Patent Rights; and (C) Targacept may disclose a disclosing Party’s Confidential Information that relates to the API or the Manufacture or characterization thereof or that is relevant to submissions to the FDA or other Health Authority to a third party recipient or proposed recipient of a Technology Transfer (as defined in Section 10.2(a)).

As used in this Agreement:

(aa) “Change of Control” means, with respect to any Party, (1) a merger, consolidation, acquisition, share exchange or other similar transaction involving such Party and any third party which results in the holders of the outstanding voting securities of such Party immediately prior to such merger, consolidation, share exchange or other similar transaction ceasing to hold more than fifty percent (50%) of the combined voting power of the surviving, purchasing or continuing entity immediately after such merger, consolidation, share exchange or other similar transaction, (2) any transaction or series of related transactions in which any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (hereinafter referred to as the “1934 Act”), together with any of such person’s “affiliates” or “associates,” as such terms are used in the 1934 Act, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party or (3) the bona fide sale or other transfer to a third party (other than a third party who or that controls, is controlled by or is under common control with such Party, where “control” means the power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by contract or otherwise) of all or substantially all of such Party’s assets that relate to this Agreement; and

(bb) “Patent Rights” means (1) issued and unexpired letters patent in any country, including extensions, registrations, confirmations, reissues, supplementary protection certificates and re-examinations thereof, (2) patent applications pending in any country, including all provisional applications, substitutions, continuations, continuations-in-part, divisionals and renewals thereof, and (3) foreign counterparts of any of the foregoing.

7.4	Recipient shall not use the Confidential Information for any purpose other than the performance of its obligations and exercise of its rights under this Agreement, without first entering into a specific agreement with the disclosing Party.

7.5	Recipient shall restrict access to the Confidential Information received from a disclosing Party to the minimum number of employees necessary for the purposes of performance of its obligations or exercise of its rights under this Agreement and shall ensure that the persons in question are obligated to Recipient by terms at least substantially as restrictive as those contained in this Agreement to keep such Confidential Information confidential.

7.6	Recipient’s obligation to confidentiality and non-use under this Agreement shall survive expiration or early termination of this Agreement for ******** years thereafter.

7.7	The Parties agree that monetary damages may or may not be a sufficient remedy for unauthorized disclosure of Confidential Information and that the disclosing Party may or may not be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court having jurisdiction.

7.8	Targacept shall not use the name of Poli or Interchem, and neither Poli nor Interchem shall use the name of Targacept, without such Party’s prior written consent; provided that this Section 7.8 shall not restrict a Party from identifying another Party or Parties or its or their performance of this Agreement to any Health Authority or as required by applicable law, rule or regulation (including, without limitation, the rules of any securities exchange or quotation system on which a Party’s securities are listed or traded).

8.	FORCE MAJEURE

8.1	(a) Except as otherwise expressly set forth in this Agreement, any delay in the performance of any of the duties or obligations hereof (except the payment of money) of any Party shall not be considered a breach of this Agreement and shall not give rise to any claim for damages, provided that such delay has been caused by or is the result of an act of God or other unforeseeable, extraordinary cause beyond the control and without the fault or negligence of the Party so affected (including but not limited to, acts of war (whether or not war be declared), insurrections, riots, embargoes, shortages of materials, labor disputes such as strikes, lockouts or boycotts, fires, explosions, floods, earthquakes or mudslides). The Party so affected shall give prompt notice in writing of such event of force majeure to the other Parties and provide all the particulars thereof and shall take and keep the other Parties informed about whatever reasonable steps are necessary to relieve the effect of such event of force majeure as rapidly as possible, when the affected Party reasonably expects to resume performance in whole or in part of its obligations hereunder and when the event of force majeure has ceased to exist. Failure to give such notice to the other Parties shall cause the Party claiming an event of force majeure not to be relieved from performing its obligations under this Agreement.

(b) A Party affected by an event of force majeure shall use its best efforts to remedy, remove or mitigate such event and the effects thereof as soon as practicable; provided that, for clarity and without limitation, this Section 8.1(b) shall not require that the affected Party settle a strike or other labor controversy.

8.2	If any event of ******** interrupts or otherwise negatively affects Poli’s ability to produce API for at least ******** days, then, unless Poli establishes to the reasonable satisfaction of Targacept, acting in good faith, that Poli will remain capable of meeting Targacept’s requirements for API at all times thereafter without interruption, upon written notice from Targacept to Poli, (i) ******** and (ii) ********.

9.	TERM AND TERMINATION; NON-RENEWAL FEE; NON-EXCLUSIVITY FEE

9.1

(a) This Agreement shall commence on the Effective Date and shall (i) remain in force until the fifth (5th) anniversary of the Product Launch Date (hereinafter referred to as the “Initial Term”), and (ii) thereafter be subject to automatic renewal in two (2) year increments as provided in Section 9.1(b) (each such two-year period hereinafter referred to as a “Renewal Term” and all such Renewal Terms, if any, together with the Initial Term, hereinafter referred to as the “Term”), in each case (clauses (i) and (ii)) unless earlier terminated in accordance with Section 9.2.

As used in this Agreement, “Product Launch Date” means the date of the first occurrence of a sale, transfer or disposition for value by Targacept (or a licensee, collaborator or contractor of Targacept) of any Product for use or consumption in any country or region in the world following the grant or approval of a Drug Approval Application for such Product in such country or region. Targacept shall use commercially reasonable efforts to notify Poli and Interchem of the Product Launch Date.

(b) Unless Poli or Targacept gives the other written notice of non-renewal of this Agreement (hereinafter referred to as a “Non-Renewal Notice”) by the date that is ******** months prior to the expiration of (i) the Initial Term, the Term shall be deemed to be automatically extended for one (1) Renewal Term or (ii) if applicable, the then-current Renewal Term, the Term shall be deemed to be automatically extended for the next Renewal Term.

(c) In the event that Targacept gives Poli (but not, for clarity, if Poli gives Targacept) a Non-Renewal Notice by the date that is ******** months prior to the expiration of the Initial Term or the then-current Renewal Term, as the case may be, Targacept will pay a “Non-Renewal Fee” to Poli in an amount determined and to be paid as follows. In the event Targacept gives Poli a Non-Renewal Notice, Poli shall provide a copy of such Non-Renewal Notice to Interchem.

(i) The amount of the Non-Renewal Fee shall be determined by ******** from the ******** shown in column D in the table below the sum of (1) ******** pursuant to Section 10.3 and (2) ******** pursuant to Section 9.1(d).

A	B	C	D
Average quantity (kg/Commercial Supply Year ********) of API subject to non-canceled Orders provided during:

Non-renewal upon expiration of:	Applicable Commercial Supply Years	Quantity (kg)	******** (EURO €)

the ********	the last ******** Commercial Supply Years of the Initial Term (i.e., months ******** through ******** and ******** through ******** that follow the ********	not more than ********	********
		between ******** and ********	********
		higher than ********	********

the ********, if any	the ******** Commercial Supply Years in the ******** Term	not more than ********	********
		between ******** and ********	********
		higher than ********	********

the ********, if any	the ******** Commercial Supply Years in the ******** Term	not more than ********	********
		between ******** and ********	********
		higher than ********	********

a ********, if any	the ******** Commercial Supply Years in such ******** Term	not more than ********	********
between ******** and ********
higher than ********

(1) As used in this Agreement, ******** means a consecutive ******** month period that begins on the Product Launch Date or an anniversary thereof.

(2) The ******** fee shall be ********% of the unadjusted fee that would have been payable if non-renewal had instead occurred at the end of the immediately preceding ******** Term. As illustrative examples, if non-renewal occurs at the end of the (a) ******** Term, if any, the ******** fee would be €******** (applicable average quantity not more than ********kg), €******** (applicable average quantity between ********kg and ********kg) or €******** (applicable average quantity higher than ********kg), (b) ********Term, if any, the ******** fee would be €******** (applicable average quantity not more than ********kg), €******** (applicable average quantity between ********kg and ********kg) or €******** (applicable average quantity higher than ********kg) or (c) ******** Term, if any, the ******** fee would be €******** (applicable average quantity not more than ********kg), €******** (applicable average quantity between ********kg and ********kg) or €******** (applicable average quantity higher than ********kg).

(ii) The Non-Renewal Fee shall be due and payable ******** days after the later of the date (A) of receipt by Targacept of a proper invoice from Poli therefor and (B) on which Targacept confirms in writing that a ******** has occurred. Notwithstanding the preceding sentence, if the production of more than ******** Batches that conform to the ******** and the ********and test within acceptable ranges on relevant parameters as the Batches validated by Poli for commercial use is required to achieve a ********, then (1) ********% of the ******** Fee shall be due and payable ******** days after the later of the date (x) of receipt by Targacept of a proper invoice from Poli therefor and (y) on which Targacept confirms in writing the production of ******** Batches that meet the foregoing conditions and (2) ********% of the ******** Fee shall be due and payable ******** days after the later of the date (x) of receipt by Targacept of a proper invoice from Poli therefor and (y) on which Targacept confirms in writing that a ******** has occurred.

(iii) For purposes of this Agreement, a ******** shall have occurred if and at such time as Targacept confirms in writing that Targacept or its designee has produced ******** Batches (or such ******** number of Batches as may then be required by ******** or by any ******** to conclude that the performance of the ******** by Targacept or such designee is validated) that conform to the ******** and the ********and test within acceptable ranges on relevant parameters as the Batches validated by Poli for commercial use.

(d) Targacept shall have the right to continue this Agreement on a non-exclusive basis after the Initial Term or any Renewal Term by giving written notice to Poli (hereinafter referred to as a ******** Notice”) (i) by the date that is ******** months prior to the expiration of the ******** Term or the then-current ******** Term, as the case may be, and (ii) that includes a commitment to purchase for the ******** Term or the ******** Term, as the case may be, from Poli through Interchem at least a ******** percentage (from ********% to ********%) of the API that Targacept requires for such ******** Term (hereinafter referred to as the ********).

In the event Targacept provides a ******** Notice, (A) the Targacept ******** Obligation shall ******** and (B) a ******** (hereinafter referred to as a ******** Fee”) will be due from Targacept to Poli in an amount equal to:

(1) if the ******** is above ********%, ********% of the amount of the ******** Fee that would have become payable by Targacept pursuant to Section 9.1(c)(i) if such ******** Notice had been a ******** or

(2) otherwise (but subject to Section 9.1(e)), a ******** of the amount of the ******** Fee that would have become payable by Targacept pursuant to Section 9.1(c)(i) if such ******** Notice had been a ********equal to ********% minus the ******** (as an illustrative example, if the ********were ********%, the ******** Fee would be ********% of the amount that would have become payable by Targacept pursuant to Section 9.1(c)(i) if such ******** had been a ********;

such ******** to be payable by Targacept within ******** days after the later of the date (x) of receipt by Targacept of a proper invoice from Poli therefor and (y) on which Targacept confirms in writing that a ******** has occurred. Notwithstanding anything in this Agreement to the contrary, in no event shall more than one ******** Fee be payable by Targacept.

(e) If the ********is not above ********%, Poli shall have the right, by written notice to Targacept given within fifteen (15) days after the date of the ******** to reject such ******** and thereby deem such ******** to be a ********, in which event Section 9.1(c) (including, without limitation, the ******** Fee determined as provided in Section 9.1(c)(i)) shall thereupon apply in lieu of Section 9.1(d).

9.2	(a) This Agreement may be terminated upon the mutual written agreement of Targacept and Poli.

(b) Either Targacept or Poli shall be entitled to terminate this Agreement by giving written notice to the other if (i) Targacept, in the case of termination by Poli, or Poli or Interchem, in the case of termination by Targacept, commits any material breach of this Agreement and, if such breach is capable of being cured, fails to cure the breach within ********days after receipt of written notice of such breach from the non-breaching Party or (ii) Targacept, in the case of Poli, or Poli or Interchem, in the case of Targacept, files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver or trustee, or makes as assignment for the benefit of creditors, or becomes subject to an involuntary proceeding under any bankruptcy or insolvency law that remains undismissed or unstayed for at least ******** days.

(c) Targacept shall have the right, at its sole discretion, to terminate this Agreement at any time immediately upon written notice to Poli and Interchem:

(i) if the First Approval Date has not occurred on or before the seventh (7th) anniversary of the Effective Date;

(ii) upon the circumstances described in Section 3.2(c) or Section 5.3(b);

(iii) upon the failure of Poli or Interchem to obtain or maintain any licenses, registrations or approvals required by this Agreement or Applicable Regulation in connection with the Manufacturing of the API or performance of any other Poli Activities, either generally or specifically at the Facility;

(iv) upon a Change of Control of Poli or Interchem (subject to Section 10.3(b)), if Targacept shall reasonably in good faith (A) determine that it has a conflict of interest with the surviving, purchasing or continuing entity in such Change of Control or (B) believe that such surviving, purchasing or continuing entity may not meet Poli’s obligations hereunder.

(v) upon the attempted assignment or delegation by Poli or Interchem of any of its rights or performance hereunder not in accordance with Section 14(a);

(vi) if, with respect to any Patent Rights owned or licensed by Targacept that claim or cover the composition of matter, pharmaceutical composition or a method of use of the S(+) enantiomer of mecamylamine hydrochloride, Poli or Interchem files an action for a declaratory judgment of invalidity of such Patent Rights, initiates a re-examination proceeding with respect to such Patent Rights, or otherwise challenges the scope, validity or enforceability of such Patent Rights; or

(vii) if at any time during the Term the Inventory is not maintained at the level required by Section 3.3(a)(i); provided that, solely with respect to this clause (vii), Targacept shall not have the right to terminate this Agreement until it has made reasonable inquiry of (or used commercially reasonable efforts to make reasonable inquiry of) Poli as to the cause for the failure to maintain the required Inventory.

9.3	(a) The effective date of any termination pursuant to Section 9.2 shall be the last day of the Term.

(b) Expiration or termination of this Agreement by any means and for any reason shall not relieve the Parties of any obligation accruing concurrently therewith or prior thereto and shall be without prejudice to the rights and remedies of any Party with respect to any breach of any of the provisions of this Agreement occurring prior to such expiration or termination.

(c) In particular but without limiting the generality of Section 9.3(b), upon expiration or termination of this Agreement for any reason:

(i) outstanding unpaid true and correct invoices issued by Interchem on behalf of Poli in respect of the API delivered prior to the effective date of such expiration or termination shall be paid by Targacept as provided in Annex B;

(ii) unless agreed in writing otherwise by Targacept and Poli, Poli shall be required to produce and deliver compliant API, and Targacept shall be required to purchase (subject to its right of rejection under this Agreement), the API subject to Orders placed prior to such expiration or termination of this Agreement; and

(iii) Targacept shall purchase from Poli through Interchem the remaining Inventory, provided that Targacept’s obligation shall (A) not exceed the amount of Inventory required to be maintained pursuant to Section 3.3(a) and (B) be subject to its right of rejection under this Agreement.

9.4	The provisions of Sections 3.3(c), 4.1, 4.2, 5.1, 5.3(a), 9.3, 9.4, Articles 6, 7, 8, 10, 11, 12 and 14 (excluding clauses (g) and (i) thereof) and paragraphs 3 (last sentence only) and 4 of Annex B (including, for purposes of interpreting any such section, article or annex, the portions of all other sections or articles that are themselves referenced in such section, article or annex or define terms that are used in such section, article or annex), shall survive and continue following the last day of the Term. In addition all obligations and warranties of Poli or Interchem hereunder as applied to the Poli Activities completed as of the last day of the Term shall survive and continue following the last day of the Term.

10.	TECHNOLOGY TRANSFER; IP LICENSE

10.1	As used in this Agreement:

(a) ******** means the ******** to occur of:

(i) if no other clause of this Section 10.1(a) applies, Targacept gives written notice to Poli on or after the ******** of the ******** directing Poli to transfer the ******** to Targacept or any designee of Targacept (hereinafter referred to as an ********);

(ii) any ******** designated by Targacept as a ******** pursuant to any provision of this Agreement;

(iii) either Targacept or Poli gives a ******** to the other;

(iv) Targacept gives a ******** to Poli; or

(v) the ******** day of the Term.

(b) “Poli IP” means: (i) U.S. Patent No. ******** all counterparts of U.S. Patent No. ******** outside of the United States and all other Patent Rights owned by Poli that claim priority to the patent application from which U.S. Patent No. ******** issued, if any; (ii) all ideas, concepts, discoveries, inventions, developments, improvements, know-how, expertise, trade secrets, designs, devices, equipment, process conditions, specifications, algorithms, notation systems, works of authorship, computer programs, technologies, formulas, techniques, methods, procedures, synthesis information, assay systems, applications, experimental results, data (including, without limitation, analytical, toxicological, pharmacological, clinical, bioequivalence and stability data), documentation, records, reports, enzymes, reagents, proteins, peptides, organisms, formulations and samples owned or controlled by Poli, in each case that relates generally or specifically to the Manufacturing of the API; and (iii) all Patent Rights that claim or cover any of the subject matter of clause (ii).

10.2	(a) Upon a ********, Poli shall (i) provide Targacept and any third party designated by Targacept with all reasonable assistance required by Targacept or such designee to transfer the ******** to Targacept or such designee (hereinafter referred to as the ********) and (ii) use its best efforts to achieve a ******** within ******** months (or, if a ******** constitutes the ******** months) after the ********.

(b) In particular but without limiting the generality of Section 10.2(a), Poli shall:

(i) make available to Targacept or its designee all ******** and ******** relating to the ******** (including, without limitation, all of the ********) and all documentation constituting material support, performance advice, shop practice, specifications as to materials to be used and control methods that are necessary or useful to enable Targacept or its designee to use and practice the ********) and quantities of intermediates and active ingredients reasonably requested by Targacept or its designee to validate ******** by or on behalf of Targacept or its designee using the ********;

(ii) cause all ********and ******** of Poli to meet with employees or representatives of Targacept or its designee at both the ******** and the ******** of Targacept or its designee, at mutually convenient times, to assist with the working up and use of the ******** and with the training of Targacept’s or its designee’s personnel to the extent necessary or useful to enable Targacept or its designee to use and practice the ********;

(iii) without limiting the generality of clause (ii), cause all ******** and ******** and ******** of Poli to meet with employees or representatives of Targacept or its designee at both the ******** and the ******** of Targacept or its designee and make available all ******** at mutually convenient times, to support and execute the transfer of all applicable ******** and the ******** thereof (including, without limitation, all applicable ******** and ********and ********;

(iv) take such steps as are necessary or useful to assist in reasonable respects Targacept or its designee in obtaining any necessary ********or ******** from the ******** and all other applicable ******** with respect to Targacept or its designee’s ********; and

(v) provide such other assistance as Targacept or any Targacept designee may reasonably request to enable Targacept or its designee to ******** and ******** the ********and otherwise to ********.

In addition, without intending to limit or modify the ******** of the Targacept ******** Obligation and without requiring the disclosure of any information that is not otherwise required by this Agreement, Poli hereby grants to Targacept, a ******** (subject to the terms of this Agreement and, for clarity, all ******** owned or licensed by Targacept), ******** (except as provided in clause (ii) of the proviso below), ******** to all ******** to make, have made, develop, have developed, use, sell, have sold, offer for sale and import ******** (or intermediates thereof) and any ******** and otherwise to exploit such ******** in all respects in connection therewith (hereinafter referred to as the ********); provided that the ******** shall ******** and be of no force or effect upon effectiveness of ******** of this Agreement by (A) Poli pursuant solely to Section 9.2(b)(i) for an uncured material breach of this Agreement by Targacept or (B) Targacept pursuant solely to Section 9.2(c)(i).

10.3	(a) If a ******** constitutes the ******** Targacept shall pay to Poli (i) ******** Euros (€********) within ******** days after receipt of an invoice from Poli that includes a certification that Poli has initiated the ******** and (ii) ******** Euros (€********) within ******** days after the ******** of the date (A) of receipt by Targacept of a proper invoice from Poli therefor and (B) on which Targacept confirms in writing that a ******** has occurred.

(b) If the ******** day of the Term both (i) arises from the termination of this Agreement by Targacept pursuant solely to Section 9.2(c)(iv) and (ii) constitutes the ******** then Section 9.1(c) shall apply as if Targacept gave a ******** as of the last day of the Term, except that the ********shall be ********% of the amount determined in accordance with Section 9.1(c)(i).

(c) With respect to all ******** (other than a ********that is described in any of Sections 3.2(c), 3.2(e), 5.3(b), 8.2, 10.1(a)(iii), 10.1(a)(iv), 10.3(a) or 10.3(b)), Targacept will reimburse Poli for its actual and reasonable out-of-pocket expenses to perform the ******** within ******** days after the later of the date (A) of receipt by Targacept of a proper invoice from Poli therefor and (B) on which Targacept confirms in writing that a ******** has occurred.

11.	DMFs AND OTHER REGULATORY MATTERS; RECALLS; INTELLECTUAL PROPERTY MATTERS

11.1	(a) Poli shall: (i) to the extent permitted by Applicable Regulation, keep and maintain on file with the FDA a drug master file for the API using the procedure of 21 CFR 314.420 (hereinafter referred to as the “U.S. DMF”) and keep and maintain on file with each other Health Authority as may be directed by Targacept from time to time a drug master file (or analogous foreign submission) for the API using the appropriate procedure permitted by Applicable Regulation (each hereinafter referred to as an “Ex-U.S. DMF” and, together with the U.S. DMF, the “DMFs”); (ii) with respect to each of the DMFs, allow Targacept to reference the relevant information and documentation therein (including, without limitation, by executing promptly following Targacept’s request a letter of access or comparable document reasonably required to provide such right of reference); (iii) maintain and keep current and complete any and all such DMFs at all times during the Term; and (iv) not interfere in any way with the right of reference noted above.

(b) Upon the request of Targacept made not more frequently than once per calendar year, Poli shall make all DMFs available for audit at the Facility in their entirety to an independent third party selected by Targacept and reasonably acceptable to Poli for purposes of confirming the adequacy and completeness of, and Poli’s compliance with, each DMF, subject to such independent third party’s execution of a confidentiality agreement in a form reasonably acceptable to Poli; provided that it is understood and expressly agreed that such third party shall be permitted to provide to Targacept its conclusions as to the adequacy and completeness of each DMF and, if applicable, to identify any inadequacies or omissions and provide to Targacept its recommendations to address the same.

(c) Notwithstanding Section 11.1(a), with respect to any particular information or documentation relevant to specific methods of Manufacture or characterization of the API (including, without limitation, the Manufacturing Process) or any other information specific to the API and relevant to submissions to the FDA or other Health Authority, Poli may provide such information or documentation to Targacept or its designee (and, in such event, as between Poli and Interchem, Poli shall provide such information or documentation to Targacept or its designee through Interchem) in lieu of including such information or documentation in the applicable DMF. In such event, Poli shall provide such information or documentation in a manner to enable its timely submission for review and approval by the FDA or other Health Authority, as applicable.

11.2	In addition to, and without limiting the generality of, Section 11.1, Poli agrees to provide to Targacept or its designee such information and assistance relating to the Manufacture or characterization of the API as Targacept may reasonably require for purposes of applying for and maintaining any or all Registrations for Product worldwide. It is understood and agreed that Targacept does not warrant or guarantee that it will require any API or any particular quantity of API in any particular period, that it will seek to obtain or that it will obtain approval to conduct clinical trials of Product or that it will seek to obtain or obtain approval for commercial sale of Product in any country.

11.3	If Poli receives notice of (i) any serious adverse drug experience (as defined under 21 CFR 312.32) or any analogous term under Applicable Regulation pertaining to API or Product or (ii) any complaint or event that may necessitate a field alert under 21 CFR 314.81(b)(1) or any other Applicable Regulation, relating to Product, Poli shall notify Targacept within twenty-four (24) hours after its receipt of such notice. Poli shall investigate all reports of a quality complaint with respect to the API or Product, and each Party shall cooperate in such investigations in all reasonable respects.

11.4	In the event that Targacept shall be required, or shall decide, to recall or withdraw, or effect a field alert with respect to, any Product containing or comprising API supplied by Poli pursuant to this Agreement, then Poli and Interchem shall assist Targacept in all reasonable respects in implementing such recall, withdrawal or field correction. If such recall, withdrawal or field correction is initiated because of (i) any failure of such API to conform to the warranties set forth in Section 5.1(a) or otherwise because of the negligence or willful misconduct of Poli, Poli shall promptly reimburse Targacept for all costs associated with such recall, withdrawal or field correction (together with all amounts paid by Targacept hereunder with respect to the API contained in or comprising the Product subject to such recall, withdrawal or field correction) or (ii) a latent defect in such API (i.e., a defect, other than the failure of such API to conform to the Specifications, that is not discovered by Targacept or its designee in the conduct of reasonable analysis in accordance with Section 5.2(a)(i)), but where such API has, until its expiration date, been stored in accordance in all material respects with Applicable Regulation) that affects its quality or functionality and to which clause (i) does not apply, Poli shall promptly reimburse Targacept for 50% of all costs associated with such recall or withdrawal (together with 50% of all amounts paid by Targacept hereunder with respect to the API contained in or comprising the recalled or withdrawn Product).

11.5	All rights and licenses now or hereafter granted to Targacept under or pursuant to this Agreement (including, without limitation, Section 10.2), are rights to “intellectual property” (as defined in Section 101(35A) of Title 11 of the United States Code, as amended, such Title 11 hereinafter referred to as the “Bankruptcy Code”). In connection with the practice of the License (as defined in Section 10.2), Poli hereby grants to Targacept: (i) the right of access to (A) laboratory notes, notebooks and records related to the API required to be maintained by Poli under this Agreement or Applicable Regulation and (B) regulatory filings and approvals (including, without limitation, the DMFs); and (ii) the right of access to and the right to obtain possession of and to benefit from (A) copies of data generated in or arising out of research of the API, (B) laboratory samples, (C) samples of the API, (D) formulas, including the Specifications, and (E) all other embodiments of such intellectual property, all of which constitute “embodiments” of intellectual property pursuant to Section 365(n) of the Bankruptcy Code, whether any of the foregoing are in Poli’s possession or control or in the possession and control of third parties. Poli shall not interfere with Targacept’s exercise of rights and licenses to intellectual property licensed hereunder and embodiments thereof in accordance with this Agreement and agrees to use its best efforts to assist Targacept to obtain such intellectual property and embodiments thereof in the possession or control of third parties as reasonably necessary or desirable for Targacept to exercise such rights and licenses in accordance with this Agreement. The Parties acknowledge and agree that (x) none of the payments payable by Targacept under this Agreement constitute “royalties” within the meaning of Bankruptcy Code §365(n) or relate to licenses of intellectual property hereunder and (y) Targacept shall have the right to sublicense to third parties all rights granted or licensed to Targacept under this Agreement (including, without limitation, the rights of access granted in this Section 11.5). To effectuate the purposes of this Section 11.5 outside of the United States, all provisions of applicable law analogous to the Bankruptcy Code shall be deemed to apply and to be incorporated mutatis mutandis into this Section 11.5.

12.	GOVERNING LAW, ARBITRATION

12.1	This Agreement shall be construed and interpreted in accordance with the laws of the State of New York (USA), without regard to the principles of conflicts of laws. The Parties agree to exclude the application of the United Nations Convention on Contracts for the International Sale of Goods to this Agreement.

12.2	Except as expressly provided in Section 12.3(c), no Party shall institute a proceeding in any court or administrative agency to resolve any dispute, claim or other controversy arising out of or relating to this Agreement, or any alleged breach thereof, before that Party has sought to resolve the dispute through the processes set forth in Section 12.3.

12.3	(a) The Parties shall use commercially reasonable efforts to resolve amicably any dispute, claim or other controversy arising out of or relating to this Agreement, or any alleged breach thereof, through mutual discussions and negotiations among a senior executive of each Party.

(b) If such senior executives do not resolve the dispute, claim or other controversy within ******** days after any Party requests a discussion among senior executives pursuant to this Section 12.3, such dispute, claim or other controversy shall be settled by means of arbitration before neutral arbitrator(s) administered by the International Chamber of Commerce in accordance with its commercial arbitration rules in effect on the date of the request for arbitration (hereinafter referred to as the “Rules”).

The seat of arbitration shall be London, England and the language shall be English, which the arbitrators shall speak fluently. Written proofs in English shall be admitted to the arbitration proceedings without need of their translation. The number of arbitrators appointed pursuant to the Rules shall be one (1) arbitrator agreed by the Parties. If the Parties are unable to agree, then each Party shall appoint one (1) arbitrator, of its own choice and the arbitrators so appointed shall further appoint a third arbitrator. No arbitrator may be appointed who has previously been instructed, consulted, employed or engaged by any Party or its attorneys and solicitors within the preceding ******** years, unless the nature of such relationship is fully disclosed and consented to by the Parties.

The arbitrator(s) shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement, shall base any award on applicable laws and judicial precedent and include in such award a statement of the reasons upon which the award is based. The award to be rendered shall be final and conclusive and binding upon all the Parties without any right to appeal or other review and may be entered in and enforced by any court having jurisdiction, except that any award rendered against Targacept shall only be enforceable by the federal or state courts located in Forsyth County, North Carolina. The costs of the arbitration proceedings shall be charged to the losing Party; provided that, if Poli or Interchem is the losing Party, the costs shall be a joint and several obligation of each of Poli and Interchem.

All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in this Section 12.3(b) are pending, and each Party shall take such action, if any, required to effectuate such tolling. Each Party shall be required to continue to perform its obligations under this Agreement pending final resolution of any dispute, claim or other controversy arising out of or relating to this Agreement or any alleged breach thereof.

(c) Notwithstanding Section 12.3(b) or any other provision hereof, any Party shall be entitled to seek interim or provisional judicial relief, in the form of a temporary restraining order, preliminary injunction or other interim equitable relief to protect the interests of such Party prior to or during an arbitration proceeding pursuant to Section 12.3(b), which relief may be made permanent by the arbitrator(s).

13.	QUALITY AGREEMENT

Each of the Parties agree to work diligently and in good faith to prepare, negotiate and execute a complementary agreement covering quality matters with respect to the Manufacture of the API hereunder within ******** months following the Effective Date. Upon execution, such complementary quality agreement shall be deemed a part hereof and incorporated by reference herein. To the extent of any conflict between this Agreement and terms of such complementary quality agreement, the complementary quality agreement shall control solely with respect to matters that are both solely operational and designed to ensure compliance with cGMP and this Agreement shall control with respect to all other matters.

14.	MISCELLANEOUS

(a) This Agreement or any rights or performance hereunder may be assigned or delegated (including for clarity, but without limitation, subcontracted) only (i) with the written authorization of Poli, in the case of Targacept, or Targacept, in the case of Poli or Interchem, in each case, not to be unreasonably withheld, conditioned or delayed, (ii) by Targacept to a licensee of intellectual property rights relating to the API or to mecamylamine or (iii) to the bona fide successor to all or substantially all of the business of a Party (whether by merger, consolidation, asset transfer or similar transaction) to which this Agreement relates. Any other assignment or delegation (including, without limitation, subcontract) is void.

(b) This Agreement, including for clarity the attached Annexes (which are an integral part of it) and the complementary quality agreement contemplated by Article 13, (i) amends and restates in its entirety the Supply Agreement dated July 23, 2001 among Poli, Interchem and Targacept, as assignee of Layton Bioscience Inc., as amended (hereinafter referred to as the “2001 Agreement”), except solely that the Parties’ respective representations, warranties and obligations set forth in one or more of Sections 6, 11 and 13 of the 2001 Agreement as applied to “Product” (as defined thereunder) manufactured or delivered thereunder to Targacept or its designee, and activities performed with respect thereto, by Poli prior to the Effective Date shall continue in full force and effect and (ii) constitutes the entire agreement between the Parties and supersedes all previous negotiations and arrangements between the Parties relating to the subject matter of this Agreement. For clarity, (A) all “Isomers” (as defined in the 2001 Agreement) manufactured or delivered thereunder to Targacept or its designee, and activities performed with respect thereto, by Poli prior to the Effective Date (including, without limitation, in connection with the written orders placed thereunder effective May 26, 2007 and April 28, 2009) shall be deemed to be API manufactured or delivered, or activities performed with respect thereto, under this Agreement and (B) the Services Agreement dated July 28, 2006 among Poli, Interchem and Targacept, as amended, shall continue in full force and effect. Each Party confirms that it is not relying on any representation, warranty or communication of any other Party, except for those specifically set forth in this Agreement.

(c) This Agreement may be executed in up to three counterparts (which may be exchanged by facsimile or PDF with the same legal effect as if original signatures were exchanged), each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

(d) No modifications of this Agreement shall be binding unless agreed upon in writing and executed by authorized representatives of Targacept and Poli. Failure by any Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by such Party in one or more instances by construed as constituting a continuing waiver or as a waiver in other instances.

(e) In the event of any provision of this Agreement being declared invalid, void, illegal or otherwise unenforceable by any judicial or other competent authority, the validity, legality and enforceability of the rest of the provisions of this Agreement shall not be in any way affected or impaired. The Parties shall endeavour to amend such invalid, void, illegal or otherwise unenforceable provision in a reasonable manner to achieve the intention of the Parties reflected herein.

(f) Except to the extent otherwise expressly provided in this Agreement, any remedy set forth in any section of this Agreement (including, without limitation, Sections 3.2(b), 3.2(c), 5.3(a), 5.3(b), 6.1 and 11.4) shall be in addition to, and not in limitation of, any other rights or remedies that may be available hereunder, at law or in equity.

(g) Each Party agrees to execute, acknowledge and deliver such additional documents and instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

(h) The headings used in this Agreement are intended for convenience only and shall not be considered part of the written understanding between the Parties. The Parties acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its drafting; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to each Party and not in a favor of or against either Party, regardless of which Party was generally or primarily responsible for the drafting of this Agreement.

(i) Except as provided in this paragraph, any notice required under this Agreement shall be effective only if it is in writing and (i) delivered in person, (ii) deposited with a internationally recognized overnight courier service, or in the mails, postage prepaid and return receipt requested, in either case addressed to the applicable address set forth on the first page of this Agreement, or (iii) otherwise transmitted and confirmed received by an authorized officer of the recipient to which such notice is provided. Notices shall be effective upon actual receipt or, if earlier, notices (A) deposited with an overnight courier service shall be effective one (1) business day after deposit (if sent within the United States) and upon actual receipt (if sent from or to outside of the United States) and (B) sent by mail shall be effective ******** business days after deposit, postage prepaid, in the mails (if sent within the United States) and upon actual receipt (if sent from or to outside of the United States). Each Party may designate by written notice to the other Parties in accordance herewith any other address to which notices shall be sent.

(j) Each of the Indemnitees shall be a third party beneficiary of Sections 6.1 and 6.2, entitled to enforce the terms thereof at law or in equity. Except as expressly provided in this paragraph, this Agreement is not intended to, and does not, confer any rights or remedies upon any individual, entity or governmental body or agency who or that is not a Party and no individual, entity or governmental body or agency who or that is not a Party shall have any right to enforce this Agreement at law or in equity.

(k) It is expressly agreed that Poli and Interchem, on the one hand, and Targacept, on the other hand, shall be independent contractors and that the relationship between them shall not constitute a partnership, joint venture or agency. Neither Poli or Interchem, on the one hand, nor Targacept, on the other hand, shall have the authority to bind the other without the prior consent of the other. All individuals employed by a Party shall be employees of such Party and not of any other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such employer Party.

(l) Each of Poli and Interchem acknowledges the validity of the title of Targacept in and to any and all trademarks that may be used in conjunction with any Product (or API). No right, title or interest in and to such trademarks is granted by this Agreement.

IN WITNESS WHEREOF, authorized representatives of the Parties have signed this Agreement on the respective dates set forth below.

For and on behalf of : TARGACEPT INC.

Date: December 3, 2009	Date:

Mr. J. Donald deBethizy	Mr.
(President and CEO)	( )

/s/ J. Donald deBethizy

For and on behalf of : POLI INDUSTRIA CHIMICA S.P.A.

Date: December 2, 2009	Date: December 2, 2009

Mr. Alberto Mangia	Mr. Guido Puricelli
(Managing Director)	(Legal Affairs)

/s/ Alberto Mangia	/s/ Guido Puricelli

For and on behalf of : INTERCHEM CORPORATION

Date: December 2, 2009	Date: December 2, 2009

Mr. Ronald J. Mannino	Mr. Joseph M. Pizza
(Chairman)	(President)

/s/ Ronald J. Mannino	/s/ Joseph Pizza

ANNEX A

SPECIFICATIONS

Appearance:********

Identification: ********

Acidity: ********

Loss on drying: ********

Water (KF): ********

Residue on ignition: ********

Specific optical rotation: ********

Heavy metals: ********

Chlorides content: ********

Assay (GC): ********

Related substances (GC): ********

Enantiomeric excess: ********

Residual solvents (GC): ********

Microbial contamination: ********

ANNEX B

SHIPMENT, PRICING AND PAYMENT

The ******** price for the API ******** and performance of all other Poli Activities shall be as provided in the table and accompanying notes below. Invoice currency shall be in Euros. For clarity, ******** means that, except for import taxes and duties to be paid by Targacept consistent with the DDU Incoterm, no other amounts shall be invoiced to, or payable by, Targacept.

	Quantity (kg)/Calendar Year*	Pricing (Euro€/kg)
Initial Term	first ********	********
	next ********	********
	next ********	********
	next ********	********
	above ********	********
After the Initial Term	See paragraph 1 below.

*	Refers to the quantity of API included in Orders provided during a calendar year (January 1 through December 31).

An example, for illustrative purposes, is set forth below.

Calendar Year	Order Date	Quantity	Price Invoiced/kg	x	Number of kg =	€
********	********	********kg	€********/kg	x	********kg =	€********

			€********/kg	x	********kg =	€********

	********	********kg	€********/kg	x	********kg =	€********

					Calendar Year Total:	€********

********	********	********kg	€********/kg	x	******** kg =	€********

			€********/kg	x	********kg =	€********

			€********/kg	x	********kg =	€********

	********	********kg	€********/kg	x	******** kg =	€********

			€********/kg	x	********kg =	€********

			€********/kg	x	********kg =	€********

					Calendar Year Total:	€********

1. (A) If the Term continues after the ******** Term, subject to subparagraph (B) below, the pricing for the API to be applicable during the ******** Term or the ******** Term, as the case may be, shall be subject to review and adjustment pursuant to a written request by either Targacept or Poli, at intervals of not less than ******** months, to take into account any actual increase or decrease in Poli’s ********. All adjustments to the price based on an increase or decrease in cost for a particular calendar year shall be given effect on January 1 of the next calendar year. All calculations made pursuant to this paragraph shall be made in accordance with Poli’s standard accounting practices and with generally accepted accounting principles in the United States and shall be consistently calculated on the same basis and utilizing the same criteria as is utilized for other active pharmaceutical ingredients manufactured by Poli.

(B) In no event shall any increase in the pricing for API made pursuant to this paragraph 1 (stated as a percentage of the then-current pricing) for any year ******** (i) the ********of the ******** for each of the ******** calendar years in the ******** (for ********as reported by the Bureau of Labor Statistics of the U.S. Department of Labor (final compilation published at the end of each calendar year) or (ii) ********%.

2. Upon each shipment of the API, Interchem (on behalf of Poli) shall promptly invoice Targacept therefor in a form reasonably acceptable to Targacept and in accordance with this Annex B. Payment shall be due ******** days after receipt by Targacept of such invoice; provided that if Targacept shall reject such shipment pursuant to Section 5.2, then payment shall be due, if at all, within ******** business days after receipt by Targacept of notice from the ******** that the invoiced API is in fact conforming or, subject to application of any applicable credit, the receipt by Targacept of replacement API, as the case may be.

3. Targacept shall make all payments pursuant to this Annex B by check payable to Interchem Corporation and sent to 120 Route 17 North, Suite 115 - Paramus NJ 07652 (USA), Attn: Diana Tate or wire transfer to a bank account designated in writing by Interchem. Each of Poli and Interchem acknowledges and agrees that it is the ******** obligation of Interchem to disburse payment to Poli for the Poli Activities performed hereunder and that, except as otherwise expressly provided in Sections 9.1(c), 9.1(d), 10.3(a) and 10.3(c) (in each case, if and to the extent applicable), Targacept shall have no payment or other financial obligation to Poli whatsoever.

4. Interchem shall keep accurate records of all shipments of the API and invoice calculations hereunder and, upon the request of Targacept, shall permit Targacept or its designee to examine such records during normal business hours for the purpose of verifying the correctness of all such calculations.